SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806
April 11, 2005
Dear Shareholders:
      You are cordially invited to attend the 2005 annual meeting of shareholders of the Company to be held on Wednesday, May 18, 2005, at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806, beginning at 9:00 a.m. local time.
      At this meeting, you are being asked to elect four directors for a two-year term and one director for a one-year term, approve the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan and ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2006. Greg H. Weaver, Julius Jensen III, Pearson C. Cummin III and Michael Goldstein are the nominees for election to the Board of Directors for a two-year term. Seth R. Johnson is the nominee for election to the Board of Directors for a one-year term. Each of the nominees is currently serving as a director of the Company.
      The members of the Board and management look forward to personally greeting as many shareholders as possible at the meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.
      Although you presently may plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,

Greg H. Weaver
Executive Chairman of the Board

PACIFIC SUNWEAR OF CALIFORNIA, INC. 3450 E. Miraloma Avenue Anaheim, California 92806
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 18, 2005
ANNUAL MEETING OF SHAREHOLDERS To Be Held May 18, 2005
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants in the Latest Fiscal Year
Aggregated Option Exercises in the Latest Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
PROPOSAL 2 APPROVAL OF THE PACIFIC SUNWEAR OF CALIFORNIA, INC. 2005 PERFORMANCE INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
APPENDIX A
EXHIBIT A
APPENDIX B

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 18, 2005
       The 2005 annual meeting of shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806, on Wednesday, May 18, 2005, at 9:00 a.m. local time, for the following purposes:

(1) To elect four members of the Board of Directors to serve for two-year terms and one member of the Board of Directors to serve for a one-year term; and

(2) To approve the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan; and

(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2006; and

(4) To transact such other business as may properly come before the annual meeting and at any adjournment thereof.
      Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for the election of those directors named, and for each of the proposals described, in the attached proxy statement.
      The Board of Directors has fixed the close of business on April 4, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof.

By Order of the Board of Directors

Frank J. Schools
Vice President, Finance and Assistant Secretary
Anaheim, California
April 11, 2005
YOUR VOTE IS IMPORTANT
No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card. Date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 18, 2005

PROXY STATEMENT

       The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s 2005 annual meeting of shareholders to be held on Wednesday, May 18, 2005, at 9:00 a.m. local time at the Company’s principal executive offices, 3450 E. Miraloma Avenue, Anaheim, California 92806, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 11, 2005.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q:     What is being voted on?

A: (1)	The election of four directors to serve on the Company’s Board of Directors for a two-year term and the election of one director to serve on the Company’s Board of Directors for a one-year term;

(2)	The approval of the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (the “2005 Plan”); and

(3)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2006 (“fiscal 2005”).
Q:     How does the Board recommend I vote on these proposals?

A:	The Board of Directors recommends a vote FOR each of the nominees for director listed in this proxy statement, FOR the approval of the 2005 Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.
Q:     Who is entitled to vote?

A:	The record date for the annual meeting is April 4, 2005. Holders of record of the Company’s common stock as of the close of business on that date are entitled to vote at the annual meeting.
Q:     How can I vote my shares?

A:	If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares and the proxy materials and proxy card are being sent directly to you by the Company. As the stockholder of record, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, or attend and vote at the annual meeting in person. If, like most shareholders, your shares are held by a broker as nominee (that is, in “street name”), the proxy materials are being forwarded to you by your broker together with a voting instruction card. You should follow the instructions included on that card in order to instruct the broker how to vote the shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.
Q:     Can I revoke my proxy?

A:	Yes. Any shareholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal executive offices, by delivering a proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person. However, your mere presence at the annual meeting, without voting in person, will not, by itself, revoke your proxy. For shares held in street name, you may revoke a proxy by submitting new voting instructions to the broker or, if you have obtained a legal proxy from the broker giving you the right to vote the shares at the annual meeting, by attending the meeting and voting in person.

Q:     How many shares can vote?

A:	As of the close of business on the record date of April 4, 2005, 75,498,028 shares of common stock of the Company were issued and outstanding. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.
Q:     How is a quorum determined?

A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. A majority of the shares of the Company’s common stock entitled to be voted will constitute a quorum. The election inspector will treat shares referred to as “broker non-votes” (that is, shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as present for quorum purposes.
Q:     What is required to approve each proposal?

A:	Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote on this matter at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

To approve the 2005 Plan, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, and voting on the matter must vote in favor of the proposal.

To ratify the appointment of the Company’s independent registered public accounting firm, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, and voting on the matter must vote in favor of the proposal.

If a broker has physically indicated on the proxy that it does not have discretionary authority to vote on any matter, those shares will be treated as not present and not voting on or entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).
Q:     What happens if a shareholder abstains?

A:	The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of a plurality of votes cast.
Q:     How will shares be voted if a shareholder returns a blank proxy card?

A:	If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wants to vote, the election inspector will count that proxy as a vote FOR each of the director nominees named in this proxy statement, FOR the approval of the 2005 Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Q:     How will voting on any other business be conducted?

A:	Although the Board of Directors does not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, a shareholder’s signed proxy card gives authority to the proxy holders to vote on those matters at their discretion.
Q:     How will the votes be counted?

A:	Votes cast by proxy or in person at the annual meeting will be counted by U.S. Stock Transfer, the Company’s appointed inspector of election for the meeting.
Q:     Who will bear the costs of this solicitation?

A:	The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the annual meeting for a fee that is not expected to exceed $50,000 plus out-of-pocket expenses.
Q:     May I propose actions for consideration at next year’s annual meeting?

A:	Yes. Shareholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2006 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Commission (“SEC”). To be eligible for inclusion, shareholder proposals must be received no later than December 12, 2005 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be sent to the Company’s Corporate Secretary at 3450 E. Miraloma Avenue, Anaheim, California 92806. If you intend to present a proposal at our 2006 annual meeting, but you do not intend to have it included in our 2006 proxy statement, your proposal must be delivered to the Company’s Corporate Secretary no later than February 25, 2006.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than five or more than nine until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is eight.
      The Company’s Bylaws provide that, in the event the number of directors is at least six but less than nine, the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At the annual meeting, the Class II directors will be elected to serve for a term of two years and until their successors shall have been duly elected and qualified. One Class I director will be elected to serve for a term of one year and until his successor shall have been duly elected and qualified.
      The accompanying proxies solicited by the Board of Directors will be voted for the election of the five nominees named below, unless the proxy card is marked to withhold authority to vote. Each of the nominees is currently serving as a director of the Company and, with the exception of Messrs. Goldstein and Johnson, was previously elected to the present term of office by the shareholders of the Company.

      The nominees for election as directors are:

Class	Nominee	Term

II	Greg H. Weaver	Two-year term expiring at the 2007 annual meeting
II	Julius Jensen III	Two-year term expiring at the 2007 annual meeting
II	Pearson C. Cummin III	Two-year term expiring at the 2007 annual meeting
II	Michael Goldstein	Two-year term expiring at the 2007 annual meeting
I	Seth R. Johnson	One-year term expiring at the 2006 annual meeting
      If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes may vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.
      For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the five directors to be elected. The five candidates receiving the highest number of votes will be elected. Shares present but not voting will be disregarded (except for quorum purposes) and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card. Cumulative voting will not apply.
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.
Nominees
      The following table provides information regarding each nominee for election to the Board of Directors as well as all other members of the Board of Directors. The ages shown are as of April 4, 2005. The Board of Directors has affirmatively determined that each of Messrs. Cummin, Goldstein, Jensen, Murnane and Starrett and Ms. Kasaks is an independent director as defined in the rules of The Nasdaq Stock Market (“NASDAQ”).

		Director
Name (Age)	Business Experience and Directorships	Since

Pearson C. Cummin III (62)*	Managing Member, Grey Fox Associates, LLC, since December 2002. Previously, General Partner of Consumer Venture Partners, a venture capital investment firm, from January 1986 to December 2002. Director of The Boston Beer Company.	1988

Michael Goldstein (63)*	Director of Finlay Enterprises, Inc., 4 Kids Entertainment, Martha Stewart Omnimedia, Medco Health Solutions, United Retail Group. Chairman of Toys “R” Us Children’s Fund, Inc. Previously, served Toys “R” Us, Inc. as Chairman of the Board from February 1998 to June 2001, including acting Chief Executive Officer from August 1999 to January 2000, Vice Chairman of the Board and Chief Executive Officer from February 1994 to February 1998 and Chief Financial Officer from 1983 to February 1994.	2004

Julius Jensen III (71)*	Managing General Partner of Copley Venture Partners, a venture capital investment firm, since 1985.	1988

		Director
Name (Age)	Business Experience and Directorships	Since

Seth R. Johnson (51)**	Chief Executive Officer since April 2005. Member of the Board of Directors since November 2004. Mr. Johnson joined the Company as Chief Operating Officer in November 2004. Prior to joining the Company, he was employed for 12 years by Abercrombie & Fitch, most recently as Chief Operating Officer and a member of their Board of Directors. Prior retail experience included employment at The Limited, BATUS Retail Group and Dayton Hudson, Inc. during a retail career that has spanned 26 years.	2004

Sally Frame Kasaks (60)	Business consultant since January 1997. Previously, Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty apparel retailer, where she was employed from February 1992 to August 1996. President and Chief Executive Officer of Abercrombie and Fitch, which was a specialty apparel retailing division of The Limited, Inc., from February 1989 to February 1992. Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Director of Cortefiel, S.A., The Children’s Place, Inc., Tuesday Morning, Inc., and Coach, Inc., New York.	1997

Thomas M. Murnane (58)	Retired as Partner from PricewaterhouseCoopers, where he held various retail and strategic consulting positions, including service in the Management Horizons Division and PwC Consulting, from 1980 to 2002. Director, The Pantry, Inc., Finlay Enterprises, Inc., and Captaris, Inc.	2003

Peter Starrett (57)	Founder and President, Peter Starrett Associates, a retail consulting firm. Previously, President of Warner Bros. Studio Stores, a division of Time Warner. Prior to that, Mr. Starrett served in various senior management positions at Federated and May Department Stores. Director of AFC Enterprises, Inc., The Pantry, Inc., Guitar Center, Inc., and H. H. Gregg, Inc.	2003
Greg H. Weaver (51)*	Executive Chairman since April 2005, Chairman of the Board since November 1997 and a director since February 1996. Previously, Mr. Weaver served as Chief Executive Officer from October 1996 through March 2005. Prior to that, Mr. Weaver also served as President, Chief Operating Officer, Executive Vice President, Senior Vice President and Vice President since joining the Company in July 1987.	1996

*	Nominee for election as Class II director at the 2005 annual meeting of shareholders to serve until the 2007 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

**	Nominee for election as Class I director at the 2005 annual meeting of shareholders to serve until the 2006 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Compensation of Directors
      During the year ended January 29, 2005 (“fiscal 2004”), non-employee directors received compensation for their services to the Board of Directors and related committees as follows:

Amount	Description

$20,000	Board member annual retainer, disbursed in equal payments for each regularly scheduled Board meeting
5,000	Audit committee chairman annual retainer, disbursed in same manner as Board member annual retainer
3,000	Fee for attendance at each Board meeting
750	Fee for participation in each telephonic Board meeting or committee meeting attended
      All directors were reimbursed for expenses incurred in attending meetings of the Board of Directors. Each non-employee director of the Company received an annual stock option to purchase 9,000 shares of Company common stock, with an exercise price equal to the closing market price of the Company’s common stock on the date of the grant. Mr. Weaver and Mr. Johnson, who are executive officers of the Company, were not paid any fees or additional remuneration for their services as members of the Board of Directors.
Committees of the Board of Directors
      The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. All members of each of the Board committees satisfy the independence requirements of the NASDAQ and applicable law (including, in the case of members of the Audit Committee, Rule 10A-3 promulgated under the Securities Exchange Act of 1934). The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are as follows:

Nominating and
		Compensation	Governance
Director	Audit Committee	Committee	Committee

Greg H. Weaver, Executive Chairman
Seth R. Johnson, Chief Executive Officer
Michael Goldstein	XX
Julius (Reb) Jensen III	X
Pete Cummin III		XX	X
Sally Frame Kasaks		X	XX
Thomas Murnane	X
Peter Starrett		X	X

X = Member
XX = Chair
      Audit Committee. The primary responsibility of the Audit Committee is to confirm the independence of the Company’s independent registered public accounting firm, review the scope of audit and non-audit assignments, and assess the adequacy of internal controls. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee Charter, which sets forth the authority and responsibilities of the Audit Committee, was amended and restated in January 2005. The Audit Committee Charter is attached to this proxy statement as Appendix A, and is also available on the Company’s website at www.pacsun.com. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Audit Committee meets these independence requirements. The Board of Directors has also determined that

Mr. Goldstein, the chairperson of the Audit Committee, has accounting and related financial management expertise within the meaning of the listing standards of the NASDAQ and qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Audit Committee met nine times during fiscal 2004.
      Compensation Committee. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company’s executive officers and to administer the Company’s incentive compensation and benefit plans, including the Company’s 1992 Stock Award Plan, the Company’s 1999 Stock Award Plan and, if approved by shareholders at the annual meeting, the 2005 Plan (together, the “Stock Award Plans”), and the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”). The Compensation Committee Charter, which was adopted in March 2003 and restated in January 2004, is available on the Company’s website at www.pacsun.com. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Compensation Committee meets these independence requirements. The Compensation Committee met five times and took action by written consent five times during fiscal 2004.
      Nominating and Governance Committee. The Nominating and Governance Committee reviews the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Committee also recommends qualified candidates as directors of the Company, including the slate of directors, which the Board proposes for election by shareholders at the Company’s annual meetings of shareholders. The Nominating and Governance Committee Charter, which was adopted in March 2003 and amended and restated in March 2004, is available on the Company’s website at www.pacsun.com. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Nominating and Governance Committee meets these independence requirements. The Nominating and Governance Committee considered and recommended the five nominees presented for election as directors at the annual meeting. The Nominating and Governance Committee met four times during fiscal 2004.
      Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the Company’s affairs; (e) each director should represent the long-term interests of the Company’s shareholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a shareholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of shareholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
      The Nominating and Governance Committee will consider written proposals from shareholders for nominees to the Board of Directors. Nominations should be submitted to the Nominating and Governance

Committee, c/o the Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the principles used by the Committee in evaluating possible candidates, as described above; (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock owned by such shareholders(s); (c) a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors if elected. Nominees recommended by shareholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.
Attendance at Board and Committee Meetings
      During fiscal 2004, the Board of Directors met eight times and took action by written consent twice. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which such director served. The Company strongly encourages its directors to attend its annual meetings of shareholders. All of the Company’s directors attended the 2004 annual meeting of shareholders.
CORPORATE GOVERNANCE
      The Company’s Board of Directors and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. The Board of Directors and management review the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Company maintains numerous good governance practices and policies, including:

•	A majority of the members of the Company’s Board of Directors are independent;

•	The charter for each committee of the Board of Directors is reviewed and, if warranted, amended on at least an annual basis;

•	All members of the Audit, Compensation, and Nominating and Governance Committees meet the appropriate tests for independence; and

•	The Company has a Code of Ethical Standards, Business Practices and Conduct (the “Ethics Code”) that applies to all officers and employees.
      The Ethics Code is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Ethics Code is available on the Company’s website at www.pacsun.com. If the Company makes any substantive amendments to the Ethics Code or grants any waiver, including any implicit waiver, from a provision of the Ethics Code to its Executive Chairman, Chief Executive Officer, Chief Financial Officer, Vice President of Finance or Corporate Controller, it will disclose the nature of such amendment or waiver on its website.
      Shareholders may communicate with the Company’s Board of Directors care of the Corporate Secretary, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806. All mail received will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and obviously frivolous or inappropriate communications, will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate executive. Any items not forwarded pursuant to this policy will be made available to any director who requests them. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll-free call in the United States to our Corporate Governance Hotline at (800) 850-9537. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.
EXECUTIVE OFFICERS
      The following is a list of the Company’s executive officers, followed by their biographical information (other than for Messrs. Weaver and Johnson, whose biographical information appears under “Election of Directors — Nominees”):

Executive Officer	Age	Title

Seth R. Johnson	51	Chief Executive Officer (since April 2005)
Greg H. Weaver	51	Executive Chairman (since April 2005)
Timothy M. Harmon	53	President, Chief Merchandising Officer
Gerald M. Chaney	58	Senior Vice President, Chief Financial Officer
Thomas M. Kennedy	43	Division President of PacSun
      Timothy M. Harmon, who joined the Company in September 1991, has served as President and Chief Merchandising Officer since November 1997. Previously, he served in various senior-level executive-merchandising positions since joining the Company. Prior to joining the Company, Mr. Harmon served in various merchandising positions at Wide-World MTV Sportswear, Chauvin International, Anchor Blue and several department stores during a retail career that has spanned over 20 years.
      Gerald M. Chaney, who joined the Company in December 2004, is the Company’s Senior Vice President and Chief Financial Officer. Prior to joining the Company, he most recently served as Chief Financial Officer of Polo Ralph Lauren since November 2000. Prior to that, Mr. Chaney served as Chief Financial Officer of Kellwood Company, Senior Vice President of Administration and Chief Financial Officer of Petrie Retail, Senior Vice President of Operations and Chief Financial Officer at Crystal Brands, and held Director of Finance and Vice President of Finance roles at General Mills Fashion Group and Scott Paper.
      Thomas M. Kennedy, who joined the Company in May 2004, is the Company’s Division President of PacSun. In this position, he has responsibility for all merchandising, design and marketing of the PacSun division. Mr. Kennedy has more than 19 years experience in the retail and apparel industries, most recently as Vice President of Global Lifestyle Apparel at Nike, Inc. Prior to that, Mr. Kennedy served in various merchandising positions in roles of increased responsibility, including Buyer, Merchandise Manager, Divisional Merchandise Manager, and Vice President of Men’s Apparel, at The Gap, Inc. from March 1993 to May 2001 at both Gap and Old Navy.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
      The following table sets forth information as of April 4, 2005 (except where another date is indicated) with respect to the beneficial ownership of the Company’s common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, each director of the Company, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table set forth under “Executive Compensation and Other Information,” and by all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

	Amount in	Percentage
	Shares of	of Total
	Beneficial	Shares
Name and Address of Beneficial Owner	Ownership	Outstanding

FMR Corp. and related parties(1)	8,111,000	10.9%
82 Devonshire Street
Boston, MA 02109
Mellon Financial Corporation and related parties(2)	5,239,046	7.1%
One Mellon Center
Pittsburgh, PA 15258
Barclays Global Investors, N.A. and related parties(3)	4,864,140	6.6%
45 Fremont Street
San Francisco, CA 94105
Julius Jensen III(4)	392,411	*
Pearson C. Cummin III(5)	318,897	*
Sally Frame Kasaks(5)	121,126	*
Peter Starrett(6)	27,063	*
Thomas M. Murnane(6)	19,063	*
Michael Goldstein	3,000	*
Greg H. Weaver(7)	2,693,361	3.6%
Seth R. Johnson	—	—
Timothy M. Harmon(8)	118,218	*
Gerald M. Chaney	—	—
Thomas M. Kennedy(9)	18,750	*
All directors and executive officers as a group (11 persons)(10)	3,711,889	4.9%

*	Less than one percent.

(1)	Share ownership for FMR Corp. and related parties is given as of December 31, 2004, and was obtained from a Schedule 13G/ A, dated February 14, 2005, filed with the Securities and Exchange Commission. FMR Corp. and related parties have sole voting power with respect to 1,080,600 shares and sole dispositive power with respect to 8,111,000 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Fidelity Management & Research Company, Edward C. Johnson 3d, Abigail P. Johnson, members of the Edward C. Johnson 3d family, Fidelity Management Trust Company, Fidelity Low Price Stock Fund and Fidelity International Limited are also deemed to be beneficial owners of such securities.

(2)	Share ownership for Mellon Financial Corporation and related parties is given as of December 31, 2004, and was obtained from a Schedule 13G/ A, dated February 14, 2005, filed with the Securities and Exchange Commission. Mellon Financial Corporation and related parties have sole voting power with respect to 3,837,436 shares, sole dispositive power with respect to 4,873,746 shares, and shared voting and dispositive power with respect to 362,700 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Mellon Trust of New England, N.A., Mellon Bank, N.A.,

Dreyfus Investment Advisors, Inc. Franklin Portfolio Associates LLC, Mellon Capital Management Corporation, Mellon Equity Associates, LLP, The Dreyfus Corporation, The Boston Company Asset Management, LLC, Dreyfus Service Corporation, and MBC Investments Corporation are also deemed to be beneficial owners of such securities.

(3)	Share ownership for Barclays Global Investors, N.A. and related parties is given as of December 31, 2004, and was obtained from a Schedule 13G, dated February 14, 2005, filed with the Securities and Exchange Commission. Barclays Global Investors, N.A. and related parties have sole voting power with respect to 4,491,028 shares and sole dispositive power with respect to 4,864,140 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Barclays Global Fund Advisors and Barclays Global Investors, Ltd. are also deemed to be beneficial owners of such securities.

(4)	Includes 8,625 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 4, 2005.

(5)	Includes 121,126 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 4, 2005.

(6)	Includes 17,063 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 4, 2005.

(7)	Includes 415,625 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 4, 2005.

(8)	Includes 94,014 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 4, 2005.

(9)	Includes 18,750 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 4, 2005.

(10)	Includes 813,392 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 4, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Except as follows, to the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, during fiscal 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were satisfied. One Form 4 for each of Greg H. Weaver, Timothy M. Harmon and Carl W. Womack was inadvertently not filed on a timely basis, each of which disclosed the annual grant of options to executive officers to purchase shares of the Company’s common stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Executive Compensation
      The following table sets forth all compensation paid to or earned by the Company’s executive officers for each of fiscal 2004 and the fiscal years ended January 31, 2004 (“fiscal 2003”) and February 1, 2003 (“fiscal 2002”).
Summary Compensation Table

				Long-term
				Compensation Awards
		Annual
		Compensation(6)		Restricted	Securities
				Stock	Underlying	All Other
		Salary	Bonus	Awards	Options	Compensation
Name and Title	Fiscal Year	($)	($)	($)(7)	(#)	($)(8)

Greg H. Weaver	2004	938,462	1,425,000	—	300,000	73,456
Executive Chairman	2003	850,000	1,700,000	—	—	54,980
of the Board(1)	2002	756,250	1,283,500	—	787,500	71,344
Seth R. Johnson	2004	196,154	300,000	—	150,000	42,000
Chief Executive Officer(2)
Timothy M. Harmon	2004	688,462	662,800	—	150,000	52,298
President and Chief	2003	600,000	804,000	—	—	42,700
Merchandising Officer	2002	477,269	541,615	—	337,500	44,429
Carl W. Womack	2004	263,196	—	—	50,000	—
Former Senior Vice President,	2003	339,816	332,128	—	75,000	24,369
Chief Financial Officer and	2002	311,359	246,351	—	56,250	23,748
Secretary(3)
Gerald M. Chaney	2004	78,269	250,000	—	100,000	—
Senior Vice President, Chief Financial Officer(4)
Thomas Kennedy	2004	355,769	220,875	—	75,000	159,760
Division President, PacSun(5)

(1)	During fiscal 2004, Mr. Weaver’s title was Chairman of the Board and Chief Executive Officer. Effective April 1, 2005, Mr. Weaver no longer retained the Chief Executive Officer title and remains an employee of the Company and Chairman of the Board. Pursuant to Mr. Weaver’s employment agreement, as amended, effective April 1, 2005, Mr. Weaver’s time commitment to the Company is approximately 40% of full-time employment and Mr. Weaver’s annual salary is $400,000.

(2)	Mr. Johnson joined the Company on November 1, 2004 as Chief Operating Officer. Effective April 1, 2005, in accordance with his employment agreement, Mr. Johnson’s title became Chief Executive Officer and his annual salary is $1,000,000.

(3)	Mr. Womack retired from the Company on October 1, 2004.

(4)	Mr. Chaney joined the Company on December 2, 2004. Mr. Chaney’s current annual salary is $550,000.

(5)	Mr. Kennedy joined the Company on May 10, 2004. Mr. Kennedy’s current annual salary is $575,000.

(6)	The annual compensation reported does not include the value of certain perquisites that in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive.

(7)	On January 3, 2001, Mr. Weaver was granted a restricted stock award covering 168,750 shares of common stock at a price of $0.01 per share. The closing price of the Company’s common stock on that date was $11.47. Such shares vested in four equal annual installments, subject to the attainment of certain cumulative earnings per share growth targets, beginning on March 15, 2002. All share amounts and per share prices for the grant have been adjusted for the three-for-two stock splits effected on August 25, 2003 and December 18, 2002. At January 29, 2005, Mr. Weaver had an aggregate total of

42,187 shares in unvested restricted stock holdings, valued at $1,017,129, based upon the closing price of $24.11 for the Company’s common stock as of January 29, 2005, net of consideration to be paid by Mr. Weaver. In March 2005, Mr. Weaver became vested in the 42,187 shares of the restricted stock grant based on the Company’s having met the fiscal 2004 cumulative earnings target for the grant. As of the date of this filing, Mr. Weaver has no unvested restricted stock holdings remaining.

(8)	Amounts shown represent Company contributions to the Company’s Executive Deferred Compensation Plan, with additional amounts included for Messrs. Kennedy and Weaver. In the case of Mr. Kennedy, the amount shown also includes $122,404 for relocation expenses paid for by the Company. In the case of Mr. Weaver, the amount shown also includes an annual premium of $2,480 for each of fiscal 2004, 2003 and 2002 paid by the Company with respect to a term life insurance policy purchased for his benefit. The Company contributions to the Executive Deferred Compensation Plan are credited for the benefit of each executive, subject to vesting requirements.

Summary of Option Grants
      The following table sets forth certain information with respect to grants of stock options during fiscal 2004 to the executive officers of the Company.
Option Grants in the Latest Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of	Percentage of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price Per	Expiration
Name	Granted(#)(1)	Fiscal Year	Share(2)	Date	5%($)	10%($)

Greg H. Weaver	300,000	18.8%	$24.75	02/25/14	4,669,543	11,833,538
Seth R. Johnson	150,000	9.4%	23.60	11/01/14	2,226,287	5,641,848
Timothy M. Harmon	150,000	9.4%	24.75	02/25/14	2,334,771	5,916,769
Carl W. Womack(3)	50,000	3.1%	24.75	02/25/14	—	—
Gerald M. Chaney	100,000	6.3%	21.37	12/02/14	1,343,948	3,405,828
Thomas M. Kennedy	75,000	4.7%	20.49	05/10/14	966,454	2,449,184

(1)	All options were granted under the Pacific Sunwear of California, Inc. 1999 Stock Award Plan, also referred to as the 1999 Plan, with a term of 10 years, subject to earlier termination in certain events related to termination of employment. Acceleration of the exercisability of the options may occur under certain circumstances, including a change in control of the Company. Options begin vesting one year after the grant date. In the case of the grants to Messrs. Weaver, Johnson and Harmon, 33% of the options vest on the initial vesting date and, thereafter, options continue to vest at the rate of 2.78% each calendar month. In the case of the grants to Messrs. Chaney and Kennedy, 25% of the options vest on the initial vesting date and, thereafter, options continue to vest at the rate of 2.08% each calendar month.

(2)	The exercise price and tax withholding obligations, if any, related to exercise may be paid by delivery of already owned shares and by offset of the underlying shares, respectively, subject in each case to certain conditions.

(3)	Mr. Womack retired from the Company on October 1, 2004 and his grant did not vest. Accordingly, there is no future potential realizable value related to this grant.

Summary of Options Exercised
      The following table provides information with respect to the exercise of stock options during fiscal 2004 by the executive officers of the Company, together with the fiscal year-end value of unexercised options.
Aggregated Option Exercises in the Latest Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal
	# of Shares		Options at Fiscal Year-End		Year-End(1)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Greg H. Weaver	454,688	$5,448,754	150,000	747,657	$2,215,688	$6,209,870
Seth R. Johnson	—	—	—	150,000	—	76,500
Timothy M. Harmon	316,246	4,371,370	169,119	325,781	2,070,760	2,338,824
Carl W. Womack	170,924	1,961,408	—	—	—	—
Gerald M. Chaney	—	—	—	100,000	—	274,000
Thomas M. Kennedy	—	—	—	75,000	—	271,500

(1)	Market value of the securities underlying the “in-the-money” options at exercise date or year-end, as the case may be, minus the exercise price of such options.
Severance Agreements and Change-in-Control Arrangements
      In connection with Mr. Weaver’s transition from Chief Executive Officer to Executive Chairman of the Company effective April 1, 2005, Mr. Weaver and the Company agreed to an Amended and Restated Employment Agreement (the “Employment Agreement”). Under the Employment Agreement, Mr. Weaver will receive a base salary of $400,000 per year from April 1, 2005 through March 31, 2006. Effective April 1, 2006, Mr. Weaver’s base salary will be $300,000 per year until March 31, 2007, at which time his employment agreement with the Company will terminate. Mr. Weaver is also entitled to an annual bonus equal to a percentage of his base salary based upon the Company’s achievement of certain net income goals. Mr. Weaver also receives certain other benefits, including a car allowance of $900 per month. If the Company gives a 60 day notice or if Mr. Weaver is terminated without cause, he will be entitled to his then annual salary for a period of one year following the effective date of his termination and a pro rata portion of any bonus to which he would otherwise be entitled.
      The Company and Mr. Johnson are parties to an Employment Agreement dated as of October 11, 2004, pursuant to which Mr. Johnson is entitled to a base salary of $1,000,000 per year effective April 1, 2005, upon his becoming Chief Executive Officer of the Company. Future annual compensation adjustments will be determined by the Compensation Committee of the Company’s Board of Directors. Mr. Johnson is also entitled to an annual bonus equal to a percentage of his base salary based upon the Company’s achievement of certain net income goals. Mr. Johnson also receives certain other benefits, including a car allowance of $1,000 per month. The Employment Agreement terminates on October 31, 2006, unless the Company exercises its option to extend the agreement for one additional year. The Company must provide notice of its intention to renew no later than 90 days prior to the expiration of the initial two-year term. If Mr. Johnson is terminated without cause, he will be entitled to his then annual salary for a period of one year following the effective date of his termination, or until the remainder of the initial term of the agreement or subsequent extension term, whichever is greater. In addition, Mr. Johnson is entitled to a pro rata portion of any bonus to which he would otherwise have earned.
      Messrs. Harmon and Chaney are parties to severance agreements dated as of October 27, 1997, and November 22, 2004, respectively, which cover severance and bonus payments in the event of termination. Messrs. Harmon and Chaney will each be entitled to his then annual salary for a period of nine and twelve months, respectively, if terminated without cause. Additionally, each of Mr. Harmon and Mr. Chaney will also be entitled to a pro-rata portion of any bonus to which he would otherwise be entitled if he is terminated in the fourth quarter of any fiscal year.
      The Company and Mr. Kennedy are parties to an Employment Agreement made effective as of April 1, 2005, pursuant to which Mr. Kennedy is entitled to a base salary of $575,000 per year effective April 1, 2005, through March 31, 2006. Future annual compensation adjustments will be determined by the Compensation Committee of the Company’s Board of Directors. Mr. Kennedy is also entitled to an annual bonus equal to a percentage of his base salary based upon the Company’s achievement of certain net income goals. Mr. Kennedy also receives certain other benefits, including a car allowance of $750 per month. The Employment Agreement terminates on March 31, 2007, unless the Company exercises its option to extend the agreement for one additional year. The Company must provide notice of its intention to renew no later than 90 days prior to the expiration of the initial two-year term. In the event the Company renews the agreement after the initial two-year term, it will automatically renew each year thereafter (but not past March 31, 2012) until terminated by either party in writing no later than six months prior to the expiration of any one-year term. If Mr. Kennedy is terminated without cause (as defined), or terminates his agreement with good reason (as defined), he will be entitled to his then annual salary for a period of one year following the effective date of his termination, or until the remainder of the initial term of the agreement, whichever is greater, as well as a pro rata portion of any bonus to which he would otherwise have earned.
      The Stock Award Plans and the Executive Deferred Compensation Plan provide for acceleration of the vesting of awards granted there under and Company contributions credited there under, respectively, upon the occurrence of certain events. Under the Stock Award Plans, in the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of all or substantially all of the assets of the Company (a “Change in Control”), unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related stock appreciation right will become immediately exercisable, restricted stock will immediately vest and the number of shares covered by each performance share award will be issued to the participant. Under the Executive Deferred Compensation Plan, in the event of a Change in Control, unless prior to such event the Board of Directors determines that there shall be either no acceleration of vesting of Company contributions or immediate payout of account balances, Company contribution amounts will immediately vest and there will be immediate payout of account balances to participants. In addition, in the event of a Change in Control, the Company has the right to terminate incentive cash bonus awards made under the 1999 Stock Award Plan by making a payment to the award recipient on a pro rata basis based on the actual performance for the number of days in the applicable performance period that occurred prior to the Change in Control and the projected bonus level that would be achieved based on actual performance prior to the Change in Control plus budgeted performance for the balance of the year.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      During fiscal 2004, the Company’s Compensation Committee consisted of Pearson C. Cummin III, Sally Frame Kasaks and Peter Starrett. No member of the Compensation Committee is either a former or current officer or employee of the Company or its subsidiaries, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.
      THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE COMPENSATION COMMITTEE
To: The Board of Directors
      As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the Stock Award Plans. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board. The Compensation Committee is comprised entirely of non-employee directors. In accordance with the Compensation Committee’s Amended and Restated Charter, the Compensation Committee may retain, in its discretion and at the Company’s expense, such independent consultants, advisors and experts as may be required for the Committee to carry out its duties. The Committee has the sole authority to retain and terminate such consultants, advisors and experts and approves their fees and other retention terms.
Overall Compensation Policies
      The primary compensation policy of the Company, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” The Company and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of the Company’s stock. To further these goals, the Company’s compensation structure for executive officers has three components:

•	Long-Term Incentive Awards

•	Annual Bonus

•	Base Salary
      The Company has never had and does not currently have a supplemental executive retirement plan.
      The awards, bonus and base salary for the Company’s Executive Chairman of the Board, Greg Weaver, and the Company’s Chief Executive Officer, Seth Johnson, are determined and approved by the Compensation Committee. The awards, bonus and base salary for the other executive officers of the Company are recommended by Messrs. Weaver and Johnson, subject to review, adjustment and final determination and approval by the Compensation Committee.
      Long-Term Incentive Awards. The Company from time to time provides long-term incentives to key employees through the grant of stock option and restricted stock awards under the Stock Award Plans. These long-term incentives are designed to couple the interests of key employees with those of shareholders in that the potential realizable value of the awards is directly related to the future value of the Company’s stock.
      The Compensation Committee’s current philosophy is that the Company should grant stock options to executive officers upon initial employment and on an annual basis thereafter, and that stock options should constitute the majority of an executive’s long-term incentives.
      The Compensation Committee also may grant restricted stock awards from time to time. Currently, there is no program of annual restricted stock grants and in fiscal 2004, the Compensation Committee did not grant any restricted stock awards.
      The stock options granted by the Compensation Committee to named executive officers in fiscal 2004 are identified under the “Summary of Option Grants” table above. The Compensation Committee granted these options after considering, among other factors, each executive officer’s contributions and expected future contributions to the Company and, in the case of grants to Messrs. Johnson and Chaney, the Compensation Committee’s subjective judgment of the number of options to be granted as part of an offer of employment.

The Compensation Committee also considered the recommendations of Messrs. Weaver and Johnson as to the appropriate grant levels for Messrs. Harmon and Kennedy.
      Annual Bonus. Annual bonuses allow the Company to recognize individual performance and contributions to the Company on an annual basis. Annual bonuses for fiscal 2004, other than for Mr. Weaver and Mr. Harmon, were determined by the Compensation Committee in its discretion based on the factors described below. Mr. Weaver’s bonus and the majority of Mr. Harmon’s bonus were structured under the 1999 Stock Award Plan, as described below under “Tax Treatment.”
      Bonuses for the Company’s named executive officers, excluding Mr. Weaver and Mr. Harmon, and senior managers were based largely on the Company’s earnings and, to a lesser extent, on a subjective evaluation of individual job performance and achievement without regard to earnings. In the case of Messrs. Johnson and Chaney, the bonus for fiscal 2004 was determined as part of their offer of employment.
      The 1999 Stock Award Plan permits the payment of awards in stock as well as cash, is administered by the Compensation Committee, and provides for performance-based bonuses. Under the plan, the Compensation Committee establishes (1) one or more specific performance targets that must be achieved during a specified performance period in order for a bonus to become payable, and (2) the formula for calculating the amount of the bonus if the performance targets are achieved.
      The Compensation Committee granted Mr. Weaver and Mr. Harmon a bonus opportunity under the 1999 Stock Award Plan for fiscal 2004. Mr. Weaver’s award is described in more detail below under “Compensation of Chief Executive Officer.” The vesting and payment of Mr. Harmon’s bonus opportunity under the 1999 Stock Award Plan was conditioned on the Company’s attainment of earnings per share targets during fiscal 2004. The Compensation Committee confirmed, following the close of fiscal 2004, the earnings targets achieved by the Company for this purpose and determined that Mr. Harmon was entitled to a bonus of $560,280 in accordance with his Award. In addition, the Compensation Committee, in its discretion and in consideration of Mr. Harmon’s contribution to the Company’s sales and net income results for fiscal 2004, granted Mr. Harmon an additional bonus of $102,520 for a total fiscal 2004 bonus of $662,800, which was 95% of his annual salary.
      Annual bonus opportunities with respect to fiscal 2005 for Messrs. Weaver, Johnson, Harmon, Chaney and Kennedy have been structured under the 1999 Stock Award Plan. The bonus opportunities for Messrs. Weaver and Johnson are described in more detail below.
      Base Salary. The base salary for Messrs. Weaver and Johnson are determined by the Compensation Committee and described in more detail below. The Compensation Committee determines base salaries for the Company’s other executive officers, as well as changes in such salaries, based upon recommendations of Messrs. Weaver and Johnson. Base salaries are determined based on factors such as length of service and a subjective determination of past performance and expected future contributions. The Compensation Committee does not, in determining the level of compensation to be paid to any executive, conduct any formal survey of the compensation paid by other public retailing companies but has from time to time reviewed publicly-available compensation information of public retailing companies.
      Tax Treatment. The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to one of its four other most highly compensated officers. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.
      While striving to satisfy the Company’s goal of linking a significant portion of each executive officer’s compensation to the financial performance of the Company, the Compensation Committee also strives to provide each executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. In that regard, the stock options awarded to the Company’s executive officers are intended to be qualified “performance based” compensation for purposes of Section 162(m). The Compensation Committee structured Mr. Weaver’s and Mr. Harmon’s bonus opportunities for fiscal 2004 under the

1999 Stock Award Plan to help ensure that they are fully deductible. For fiscal 2005, the bonus opportunities for Messrs. Weaver, Johnson, Harmon, Chaney and Kennedy have been structured under the 1999 Stock Award Plan to help ensure that they are fully deductible. Other executives’ bonuses have not been structured under the 1999 Stock Award Plan because their compensation has historically not been subject to Section 162(m).
      The Compensation Committee and the Board may authorize non-deductible compensation in such circumstances, as they deem appropriate. Because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.
Compensation of the Executive Chairman of the Board and the Chief Executive Officer
      On April 1, 2005, as previously announced by the Company, Seth Johnson became Chief Executive Officer. Mr. Johnson had joined the Company as Chief Operating Officer on November 1, 2004. Concurrent with Mr. Johnson’s promotion to Chief Executive Officer, Greg Weaver, the Company’s former Chairman of the Board and Chief Executive Officer, became the Company’s Executive Chairman of the Board, transitioning to a time commitment to the Company of approximately 40% of full-time employment.
      Base Salary. In connection with Mr. Weaver’s transition, the Company and Mr. Weaver agreed to amend Mr. Weaver’s amended and restated employment agreement as of December 13, 2004. Effective April 1, 2005, Mr. Weaver’s base salary under the amended employment agreement is $400,000 per year until March 31, 2006. Effective April 1, 2006, Mr. Weaver’s time commitment to the Company will be reduced to approximately 30% of full-time employment and he will receive a base salary of $300,000 per year until March 31, 2007, at which time Mr. Weaver’s employment agreement with the Company will terminate. The aggregate base salary payments made to Mr. Weaver in fiscal 2004 were $938,462.
      In connection with Mr. Johnson’s employment with the Company, the Company and Mr. Johnson entered into an employment agreement as of October 11, 2004, with a term commencing on November 1, 2004 and continuing until October 31, 2006. At the end of this initial term, the Company may extend the term for one additional year. Under the agreement, Mr. Johnson served until March 31, 2005 as the Company’s Chief Operating Officer with a base salary at an annual rate of $850,000. Effective April 1, 2005, Mr. Johnson’s salary, concurrent with his promotion to Chief Executive Officer, increased to $1,000,000 annually. If the Company terminates Mr. Johnson without cause, he will receive continued payment of his salary until the later of one year after termination of employment or October 31, 2006 (or, if the Company has exercised its option to extend the term of the agreement for one year, the later of one year after termination of employment or October 31, 2007). If the Company does not exercise its extension option at the end of the initial term, Mr. Johnson will continue to receive his annual base salary for twelve months after the expiration of the initial term. Any termination of Mr. Johnson’s employment under the agreement will effect a simultaneous resignation of Mr. Johnson as a director.
      Bonus. In accordance with his employment agreement, Mr. Weaver also is entitled to an annual bonus opportunity based on the Company’s performance. Mr. Weaver was granted a bonus opportunity for fiscal 2004 under the 1999 Stock Award Plan. The vesting and payment of the bonus was conditioned on the Company’s attainment of earnings per share targets during fiscal 2004. The Compensation Committee confirmed, following the close of fiscal 2004, the earnings targets achieved by the Company for this purpose and determined that Mr. Weaver was entitled to a bonus of $1,425,000. Mr. Weaver’s bonus opportunity for fiscal 2005 has been structured under the 1999 Stock Award Plan and is again based on the Company’s attainment of pre-determined earnings growth targets. Mr. Weaver’s target bonus is 100% of base salary with a maximum bonus of 200% of base salary. Mr. Weaver’s bonus opportunity for fiscal 2005 is based on the Company’s attainment of confidential, pre-determined targets for growth in fiscal 2005 net income over fiscal 2004 net income.
      In accordance with his employment agreement, Mr. Johnson received a guaranteed bonus of $300,000 for fiscal 2004 and is entitled to future bonus opportunities based on the Company’s performance. Mr. Johnson’s bonus opportunity for fiscal 2005 has been structured under the 1999 Stock Award Plan and is based on the

Company’s attainment of pre-determined earnings growth targets. Mr. Johnson’s target bonus is 100% of base salary with a maximum bonus of 200% of base salary. Mr. Johnson’s bonus opportunity for fiscal 2005 is based on the Company’s attainment of confidential, pre-determined targets for growth in fiscal 2005 net income over fiscal 2004 net income.
      The Compensation Committee determined that the bonus opportunities described above were appropriate based on the Compensation Committee’s subjective evaluation of the continuing roles of Messrs. Weaver and Johnson in the financial performance of the Company. The incentive awards and bonus opportunities granted to Messrs. Weaver and Johnson further the Company’s policy that a significant portion of their compensation be based upon the financial performance of the Company.
      The Compensation Committee expects that the compensation paid to Messrs. Weaver and Johnson for fiscal 2004 will be fully tax deductible.
      Vesting of Prior Restricted Stock Award. In January 2001, the Company granted Mr. Weaver a restricted stock award covering 168,750 shares of common stock, as adjusted for the stock splits effected on August 25, 2003 and December 18, 2002. The award was scheduled to vest over four years based on the Company’s attainment of cumulative earnings per share targets. The Company’s cumulative earnings per share targets under this award was satisfied for fiscal 2004 and the final portion of the award of 42,187 shares that was scheduled to vest through March 15, 2005 was delivered to Mr. Weaver pursuant to the terms of the award. No other restricted stock awards remain outstanding for Mr. Weaver or any other employee of the Company.
Conclusion
      The undersigned members of the Compensation Committee have submitted this report to the Board of Directors.
March 21, 2005

COMPENSATION COMMITTEE

Pearson C. Cummin III
Sally Frame Kasaks
Peter Starrett

      THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
PERFORMANCE GRAPH
      Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company’s common stock with the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (“NASDAQ U.S. Market”) and the CRSP Total Return Industry Index for NASDAQ Retail Trade Stocks (“NASDAQ Retail Index”) for the period commencing on January 30, 2000 and ending on January 29, 2005.
      Comparison of Cumulative Total Return from January 30, 2000 through January 29, 2005(1)

	01/30/00	02/04/01	02/02/02	02/01/03	01/31/04	01/29/05

Pacific Sunwear	$100	$120	$86	$104	$198	$207
Nasdaq Market Index	$100	$68	$49	$34	$54	$53
Retail Index	$100	$77	$92	$75	$109	$131

(1)	The chart assumes that $100.00 was invested in each of the Company’s common stock, the NASDAQ U.S. Market and the NASDAQ Retail Index at the closing price for each on January 30, 2000, and that all dividends were reinvested. The closing price of the Company’s common stock on that date, adjusted for subsequent stock splits, was $11.64 per share. No cash dividends have been declared on the Company’s common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

PROPOSAL 2
APPROVAL OF THE PACIFIC SUNWEAR OF CALIFORNIA, INC.
2005 PERFORMANCE INCENTIVE PLAN
General
      At the Annual Meeting, shareholders will be asked to approve the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (the “2005 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on March 23, 2005 (the “Effective Date”).
      The Company believes that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2005 Plan are an important attraction, retention and motivation tool for participants in the plan.
      The Company currently maintains the 1992 Stock Award Plan (the “1992 Plan”) and the 1999 Stock Award Plan (the “1999 Plan”). As of April 4, 2005, a total of 475,418 shares of the Company’s common stock were then subject to outstanding awards granted under the 1992 Plan, a total of 4,899,445 shares of the Company’s common stock were then subject to outstanding awards granted under the 1999 Plan, and an additional 1,787,203 shares of the Company’s common stock were then available for new award grants under the 1999 Plan. The Company’s authority to grant new awards under the 1992 Plan has expired.
      The Board of Directors approved the 2005 Plan based, in part, on a belief that the number of shares currently available under the 1999 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If shareholders approve the 2005 Plan, no new awards will be granted under the 1999 Plan after the Annual Meeting. In that case, the number of shares of the Company’s common stock that remain available for award grants under the 1999 Plan immediately prior to the Annual Meeting will become available for award grants under the 2005 Plan. An additional 4,200,000 shares of the Company’s common stock will also be made available for award grants under the 2005 Plan, so that if shareholders approve the 2005 Plan, a maximum of 5,987,203 shares will initially be available for award grants under that plan. In addition, if shareholders approve the 2005 Plan, any shares of common stock subject to stock option grants under the 1999 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2005 Plan.
      If shareholders do not approve the 2005 Plan, the Company will continue to have the authority to grant awards under the 1999 Plan. If shareholders approve the 2005 Plan, the termination of our grant authority under the 1999 Plan will not affect awards then outstanding under that plan.
Summary Description of the 2005 Performance Incentive Plan
      The principal terms of the 2005 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2005 Plan, which appears as Appendix B to this Proxy Statement.
      Purpose. The purpose of the 2005 Plan is to promote the success of the Company and the interests of our shareholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.
      Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2005 Plan. Our Board of Directors has delegated general administrative authority for the 2005 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2005 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

      The Administrator has broad authority under the 2005 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	Subject to certain limits in the 2005 Plan, to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	Subject to the other provisions of the 2005 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	To allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.
      No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.
      Eligibility. Persons eligible to receive awards under the 2005 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 425 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s six non-employee directors, are considered eligible under the 2005 Plan at the present time.
      Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2005 Plan equals the sum of: (1) 4,200,000 shares, plus (2) the number of shares available for additional award grant purposes under the 1999 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the Annual Meeting, plus (3) the number of any shares subject to stock options granted under the 1999 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised. As of April 4, 2005, 1,787,203 shares were available for additional award grant purposes under the 1999 Plan, and 4,899,445 shares were subject to awards then outstanding under the 1999 Plan. As noted above, no additional awards will be granted under the 1999 Plan if shareholders approve the 2005 Plan.
      The following other limits are also contained in the 2005 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 4,200,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•	“Performance-Based Awards” under Section 5.2 of the 2005 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $5,000,000.
      To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2005 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2005 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2005 Plan will again be available for subsequent awards under the 2005 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2005 Plan or the 1999 Plan (with respect to such payment in connection with any award under the 1999 Plan, only to the extent such transaction occurs after the Effective Date), as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the 2005 Plan or the 1999 Plan (with respect to such an exchange or withholding in connection with any award under the 1999 Plan, only to the extent such transaction occurs after the Effective Date), will be available for subsequent awards under the 2005 Plan. In addition, the 2005 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2005 Plan.
      Types of Awards. The 2005 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2005 Plan. The 2005 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.
      A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). An option may either be an incentive stock option or a nonqualified stock option. The per share exercise price of an option will be established by the Administrator at the time of grant of the option, provided that the exercise price of an option will not be less than the fair market value of a share of the Company’s common stock on the date of grant of the option (except in certain limited cases such as an option granted in substitution for a previously-granted award). The maximum term of an option is ten years from the date of grant. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2005 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2005 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
      A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right, provided that the base price of a stock appreciation right will not be less than the fair market value of a share of the Company’s common stock on the date of grant of the award (except in certain limited cases such as a stock appreciation right granted in substitution for a previously-granted award). Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
      The other types of awards that may be granted under the 2005 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2005 Plan as described below. As to any such award (other than options, stock appreciation rights, awards paid solely in cash, and awards in respect of compensation earned by the recipient but deferred), the following minimum vesting standards apply: (1) if the award contains no performance-based vesting characteristics, the vesting period of the award must be at least three years; and (2) if the award contains performance-based vesting characteristics, the vesting period must be at least one year. An award may vest ratably over the applicable vesting period. Further, the Administrator may waive the applicable vesting requirement on any such award in the event of the death, disability, or retirement of the recipient, or in connection with a change in control of the Company. Further, the Compensation Committee may grant awards that do not satisfy the foregoing minimum vesting requirements; provided that in no event shall the total number of shares of the Company’s common stock issued in respect of such awards exceed five percent (5%) of the total number of shares of the Company’s common stock authorized for issuance under the 2005 Plan.
      Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2005 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.
      The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: EBIT, EBITDA, EPS, Expense Reduction, Debt to EBITDA, Interest Coverage, Inventory Turns, Net Income, Net Sales, Operating Cash Flow, Pre-Tax Margin, Return on Assets, Return on Capital, Return on Equity, Stock Price Appreciation, and Working Capital Improvement, or any combination thereof. These performance goals are defined and described in more detail in Appendix A to the 2005 Plan, attached hereto as Appendix B to this Proxy Statement. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.
      Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.
      Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
      Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2005 Plan, if any person acquires more than 20% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if shareholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2005 Plan will become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2005 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.
      Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2005 Plan, awards under the 2005 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.
      Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
      No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 1999 Plan if shareholders approve the 2005 Plan, the 2005 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
      Termination of or Changes to the 2005 Plan. The Board of Directors may amend or terminate the 2005 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2005 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2005 Plan will terminate on March 22, 2015. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
Federal Income Tax Consequences of Awards under the 2005 Plan
      The U.S. federal income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2005 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.
      With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
      The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.
      If an award is accelerated under the 2005 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.
Specific Benefits under the 2005 Performance Incentive Plan
      The Company has not approved any awards that are conditioned upon shareholder approval of the 2005 Plan. The Company is not currently considering any other specific award grants under the 2005 Plan. If the 2005 Plan had been in existence in fiscal 2004, the Company expects that its award grants for fiscal 2004 would not have been substantially different from those actually made in that year under the 1999 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2004, see the material under the heading “Executive Compensation” above.
      The closing market price for a share of the Company’s common stock as of April 4, 2005 was $27.54 per share.
EQUITY COMPENSATION PLAN INFORMATION
      The Company currently maintains three equity compensation plans: the 1992 Plan, the 1999 Plan, and the Company’s Employee Stock Purchase Plan (the “ESPP”). These plans have each been approved by the Company’s shareholders. Shareholders are also being asked to approve a new equity compensation plan, the 2005 Plan, as described above.
      The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 29, 2005.

Number of shares of
Common Stock
remaining available
	Number of shares of		for future issuance
	Common Stock to		under equity
	be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding shares
	outstanding	outstanding	reflected in the first
Plan category	options	options(1)	column)

Equity compensation plans approved by shareholders	4,891,847	$14.68	2,998,820	(2)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	4,891,847	$14.68	2,998,820

(1)	Expiration dates for outstanding stock options range from 05/22/05 to 01/25/15.

(2)	Of the aggregate number of shares that remained available for future issuance, 2,851,216 were available under the 1999 Plan and 147,604 were available under the ESPP. No new awards will be granted under the 1999 Plan if shareholders approve the 2005 Plan. This table does not reflect the 4,200,000 additional shares that will be available under the 2005 Plan if shareholders approve the 2005 Plan proposal.
Vote Required for Approval of the 2005 Performance Incentive Plan
      The Board of Directors believes that the adoption of the 2005 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries to continue to be able to attract, retain and reward persons important to the Company’s success and to provide incentives based upon the attainment of corporate objectives and increases in shareholder value.
      All members of the Board of Directors are eligible for awards under the 2005 Plan and thus have a personal interest in the approval of the 2005 Plan.

      Approval of the 2005 Plan requires the affirmative vote of a majority of the Company’s common stock present, or represented, and entitled to vote at the Annual Meeting.
      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2005 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.
      Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies. Broker non-votes and abstentions on this proposal have the effect described under the heading “Questions and Answers About the Meeting.”
PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Deloitte & Touche LLP was the Company’s independent registered public accounting firm for fiscal 2004 and has reported on the Company’s consolidated financial statements included in the annual report that accompanies this proxy statement. The Audit Committee appoints the independent registered public accounting firm. The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2005. In the event that the shareholders do not approve Deloitte & Touche LLP as the independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.
      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
REPORT OF THE AUDIT COMMITTEE
To: The Board of Directors
      As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which was most recently amended and restated in January 2005.
      Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
      During fiscal 2004, we met and held discussions with management and the independent registered public accounting firm, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the Company’s financial statements and system of internal controls and procedures with management, and discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61. In addition, we have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche LLP that firm’s independence.
      During the course of fiscal 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We received periodic updates concerning the system of internal controls from management and the independent registered public accounting firm at regularly scheduled Audit Committee meetings. At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.
      In reliance on the reviews and discussions noted above, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 for filing with the Securities and Exchange Commission. We also recommended the selection of the Company’s independent registered public accounting firm, and based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2005.
March 21, 2005

AUDIT COMMITTEE

Michael Goldstein
Julius Jensen III
Thomas Murnane
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Company was billed an aggregate of $263,000 and $863,000 by Deloitte & Touche LLP for professional services in fiscal 2003 and fiscal 2004, respectively. The table below sets forth the components of this aggregate amount.

	Amount Billed

Description of Professional Service	2003	2004

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Forms 10-K, the reviews of the financial statements included in the Company’s Forms 10-Q, and, in fiscal 2004, Sarbanes-Oxley testing	$141,000	$737,000
Audit-related Fees — assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements – includes 401(k) plan audit, S-8 filing review (2003), and SEC comment letter review (2004)	24,000	29,000
Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning — includes reviews of income tax returns, tax preparation software, miscellaneous tax consulting and, in 2003, a transfer pricing study and a cost segregation study	98,000	97,000
All Other Fees — None	0	0
Total Fees	$263,000	$863,000

      Audit Committee Pre-Approval Policies and Procedures. The Charter for the Audit Committee of our Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent registered public accounting firm to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2004.
Vote Required; Recommendation of the Board
      The Company’s Board of Directors and Audit Committee believe that the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2005 is in the best interests of the Company.
      Approval of the ratification of the independent registered public accounting firm requires the affirmative vote of a majority of the Company’s common stock represented, in person or by proxy, and voting at the annual meeting.
      THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005.
      Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies. Broker non-votes and abstentions on this proposal have the effect described under the heading “Questions and Answers About the Meeting.”
OTHER MATTERS
      Management does not know of any other matters to be presented at the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.
      The Company’s Annual Report on Form 10-K for the year ended January 29, 2005, as filed with the Securities and Exchange Commission, is available free of charge on the Company’s website at www.pacsun.com and, upon request, a copy will be furnished by the Company to any shareholder free of charge. Any shareholder desiring a copy should write to the Company at the address set forth on the cover page of the proxy statement, attention: Frank J. Schools, Vice President, Finance and Assistant Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

Frank J. Schools
Vice President, Finance and
Assistant Secretary
Anaheim, California
April 11, 2005

APPENDIX A
PACIFIC SUNWEAR OF CALIFORNIA, INC.
SECOND AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
      This second amended and restated charter is adopted by the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Pacific Sunwear of California, Inc., a California corporation (the “Company”), on March 23, 2004. This charter shall be reviewed, re-assessed and amended or re-approved annually by the Audit Committee and the Board.

1.	Role and Independence
      The Audit Committee’s purpose is to oversee the accounting and financial reporting practices and processes of the Company and the audits of the financial statements of the Company, and other such appropriate duties as directed by the Board. In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention.
      The Audit Committee will be comprised of three or more directors of the Board. Each member of the Audit Committee will be a director who is free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and who meets the director independence and knowledge requirements for serving on audit committees as set forth in the corporate governance standards of NASDAQ. The Board or the Audit Committee shall appoint one member of the Audit Committee as chairperson, who shall be responsible for leadership of the committee. The members of the Audit Committee will be appointed by and serve at the discretion of the Board.

2.	Independent Public Accountants.
      The Audit Committee will:

(a) Be directly responsible for (i) the appointment, compensation, retention and oversight of the work of the independent public accountants engaged (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (ii), where appropriate, the termination and replacement of such firm. Such independent public accountants will report directly to and be ultimately accountable to the Audit Committee.

(b) Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

(c) Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent public accountants or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit A.

(d) Set hiring policies for employees and former employees of the independent public accountants.

(e) Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management’s responses, including:

(i) any restrictions on the scope of activities or access to requested information; and

(ii) any recommendations made by the independent public accountants as a result of the audit.

(f) Review and approve all related-party transactions.

3.	Experts; Reliance; Funding.

(a) The Audit Committee has the power, in its sole discretion, to retain at the Company’s expense such independent counsel or other advisors and experts as it deems necessary or appropriate to carry out its duties. If the Audit Committee decides to retain such counsel, advisors, or experts, the Board delegates to the Audit Committee the sole authority to retain and terminate such counsel, advisors, or experts and to approve their fees and other retention terms.

(b) The Audit Committee will act in reliance on management, the Company’s independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

(c) The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for:

(i) Compensation of any independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(ii) Compensation to any advisors employed by the Audit Committee under Section 3(a) hereof; and

(iii) Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

4.	Specific Responsibilities and Duties.
      In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee. In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Audit Committee:

(a) Review and discuss with management and the independent public accountants the Company’s annual and quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), including the independent public accountants’ reviews of the quarterly financial statements, prior to the public release of such information.

(b) Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants.

(c) Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(d) Review the adequacy and effectiveness of the Company’s system of internal accounting controls, and consult with the independent accountants concerning their evaluations of any weaknesses in such controls and recommendations for improvements thereto.

(e) Obtain and review reports from the independent public accountants regarding:

(i) all critical accounting policies and practices to be used by the Company;

(ii) all alternative treatments of any material financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

(iii) all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

(f) Receive at least annually from the independent public accountants a formal written statement delineating all relationships between the Company and the independent public accountants, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants, and take (or recommend that the full Board take) appropriate action to oversee the independence of the independent public accountants. Verify that the independent public accountants satisfy the NASDAQ peer review requirements. Ensure that audit partners are rotated in accordance with rules promulgated by the Securities and Exchange Commission.

(g) Prepare the annual report included in the Company’s proxy statement as required by the proxy rules under the Securities Exchange Act of 1934, as amended.

(h) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(i) Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the chief internal auditor, and review summaries of any material internal audit reports and management’s responses.

5.	Meetings; Committees.

(a) The Audit Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Audit Committee or these groups believe should be discussed privately.

(b) Other meetings will be with such frequency, and at such times, as its chairperson, or a majority of the Audit Committee, determines. A special meeting of the Audit Committee may be called by the chairperson and will be called promptly upon the request of any two Audit Committee members.

(c) The Audit Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee, except as provided in Section 2(c) hereof, will have any final decision-making authority on behalf of the Board or the Audit Committee.

EXHIBIT A
Prohibited Non-Audit Services

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources;

7.	Broker or dealer, investment advisor, or investment banking services;

8.	Legal services and expert services unrelated to the audit; and

9.	Any other services that the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

APPENDIX B
PACIFIC SUNWEAR OF CALIFORNIA, INC.
2005 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN
      The purpose of this Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan (this “Plan”) of Pacific Sunwear of California, Inc., a California corporation (the “Corporation”), is to promote the success of the Corporation and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY
      The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION
      3.1     The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
      With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).
      3.2     Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by shareholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
      3.3     Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
      3.4     Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
      3.5     Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
      4.1     Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
      4.2     Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 4,200,000 shares of Common Stock, plus

(2) the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 1999 Stock Award Plan (the “1999 Plan”) as of the date of shareholder approval of this Plan (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 1999 Plan as of the Shareholder Approval Date, plus

(3) the number of any shares subject to stock options granted under the 1999 Plan and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised, plus

(4) the number of any shares of restricted stock granted under the 1999 Plan that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested;

provided that in no event shall the Share Limit exceed 11,374,396 shares (which is the sum of the 4,200,000 shares set forth above, plus the number of shares available under the 1999 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to options previously granted and outstanding under the 1999 Plan as of the Effective Date, plus the maximum number of shares subject to restricted stock awards previously granted and outstanding under the 1999 Plan that had not vested as of the Effective Date). The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 4,200,000 shares.

(b) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(c) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.
      4.3     Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan or the 1999 Plan (with respect to such a payment in connection with any award under the 1999 Plan, only to the extent such transaction occurs after the Effective Date), as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan or the 1999 Plan (with respect to such an exchange or withholding in connection with any award under the 1999 Plan, only to the extent such transaction occurs after the Effective Date), shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.
      4.4     Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS
      5.1     Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.

The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except in the case of a stock option granted retroactively in tandem with or as a substitution for another award, in which case the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options). When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement. In the case of a SAR granted retroactively in tandem with or as a substitution for another award, however, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below. As to any such award granted pursuant to this Section 5.1.4 (other than an award that is paid solely in cash or in respect of compensation earned by the recipient but deferred), the following minimum vesting standards shall, except as provided below in this Section 5.1.4, apply: (a) if the award contains no performance-based vesting characteristics, the vesting period of the award must be at least three years; and (b) if the award contains performance-based vesting characteristics, the vesting period must be at least one year. Any such award may vest ratably on a monthly, quarterly, or annual basis, or similar periodic vesting schedule, over the applicable minimum vesting period. The Administrator may waive the applicable vesting requirement on any such award only in the event of the death, disability, or retirement of the recipient, or as contemplated by Section 7. The Compensation Committee of the Board may grant awards payable in Common Stock that do not satisfy the foregoing minimum vesting requirements of this Section 5.1.4; provided that in no event shall the total number of shares of Common Stock issued in respect of such awards that do not satisfy the foregoing minimum vesting requirements of this Section 5.1.4 exceed five percent (5%) of the total number of shares of Common Stock authorized for issuance under this Plan.

      5.2     Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the business criteria set forth on Appendix A hereto (“Business Criteria”) as selected by the Administrator in its sole discretion. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed

$5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan.

      5.3     Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.
      5.4     Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
      5.5     Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.
In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common

Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
      5.6     Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ National Market Reporting System (the “National Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the National Market on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
      5.7     Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.
      5.8     International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS
      6.1     General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
      6.2     Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.
      6.3     Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION
      7.1     Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(b)) the performance standards applicable to any outstanding awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

      The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.
      In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.
      7.2     Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.
      7.3     Possible Acceleration of Awards. Without limiting Section 7.2 and unless otherwise provided by the Board in advance of a Change in Control Event (as defined below), upon such a Change in Control Event each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award. For purposes of this Plan, “Change in Control Event” means any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b) Over a period of not longer than two consecutive years commencing not earlier than the Effective Date, Individuals who, as of the first day of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day os such period whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the remaining Incumbent Board (including for these purposes, the new members whose election or nomination was so approved) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

      7.4     Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5 or 7.6) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).
      7.5     Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a

Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
      7.6     Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

8.	OTHER PROVISIONS
      8.1     Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
      8.2     Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
      8.3     No Employment/ Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
      8.4     Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
      8.5     Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.
      In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.
      8.6     Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of March 23, 2005, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
      8.7     Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

      8.8     Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).
      8.9     Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
      8.10     Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
      8.11     Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

      8.12     No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.
      8.13     Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

APPENDIX A
BUSINESS CRITERIA
      The Business Criteria referred to in Section 5.2.2 of the Plan shall mean any one or a combination of the following terms. These terms are used as applied under generally accepted accounting principles or in the Corporation’s financial reporting. The Business Criteria applicable to an award may be established with respect to the Corporation or any applicable Subsidiary, division, segment, or unit.
      EBIT. “EBIT” means Net Income before interest expense and taxes.
      EBITDA. “EBITDA” means Net Income before interest expense, taxes, depreciation and amortization.
      EPS. “EPS” means Net Income divided by the weighted average number of common shares outstanding. Unless otherwise provided by the Committee in the related Award Agreement, common shares outstanding shall be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments.
      Expense Reduction. “Expense Reduction” means reduction in actual expense or an improvement in the expense to Net Sales ratio compared to a target or prior year actual expense to Sales ratio.
      Debt to EBITDA. “Debt to EBITDA” means the ratio of debt to EBITDA.
      Interest Coverage. “Interest Coverage” means the ratio of EBITDA to interest expense.
      Inventory Turns. “Inventory Turns” means the ratio of total cost of goods sold on a historical basis to average net inventory.
      Net Income. “Net Income” means the difference between total Net Sales and total costs and expenses, including income taxes.
      Net Sales. “Net Sales” means net sales.
      Operating Cash Flow. “Operating Cash Flow” means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows.
      Pre-Tax Margin. “Pre-Tax Margin” means the ratio of earnings before income taxes to Net Sales.
      Return on Assets. “Return on Assets” means the ratio of Net Income to total average assets including goodwill.
      Return on Capital. “Return on Capital” means the ratio of Net Income to average total capital. Total capital includes working capital, and other long term assets such as PP&E, goodwill and intangibles, and leased assets. Unless otherwise provided by the Committee in the related Award Agreement, cash, deferred tax assets and debt shall not be included in capital for calculation purposes.
      Return on Equity. “Return on Equity” means Net Income divided by average total equity.
      Stock Price Appreciation. “Stock Price Appreciation” means an increase, or an average annualized increase, in the stock price or market value of the Common Stock of the Corporation after the date of grant of an Award or above a specified price.
      Working Capital Improvement. “Working Capital Improvement” means the net change in current assets less current liabilities over the applicable period or the reduction in the current ratio (current assets divided by current liabilities), excluding changes in cash and cash equivalents, and current and deferred income taxes.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2005

The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended January 29, 2005; and, revoking any proxy previously given, hereby constitutes and appoints Greg H. Weaver and Seth R. Johnson, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806 on Wednesday, May 18, 2005 at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

▼    DETACH PROXY CARD HERE    ▼

The Board of Directors recommends a vote FOR all of the nominees and FOR proposals 2 and 3.

1. ELECTION OF CLASS II DIRECTORS:	☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees

Greg H. Weaver, Julius Jensen III, Pearson C. Cummin III, Michael Goldstein

ELECTION OF CLASS I
DIRECTOR: Seth R. Johnson

(Authority to vote for any nominee named may be withheld by lining through that nominee’s name.)

2. Approval of the Pacific Sunwear of California, Inc. 2005 Performance Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 28, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES AND “FOR” PROPOSALS 2 AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated:	, 2005

Signature of Shareholder

Signature of Shareholder

This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Please Detach Here

▼    You Must Detach This Portion of the Proxy Card    ▼
Before Returning it in the Enclosed Envelope